Exhibit 99.1

NEWS RELEASE

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations (804) 967-7879 Ms. Meagan L. Green Investor Relations Analyst (804) 935-5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. Announces $1.079 Billion Asset-Backed Securitization

GLEN ALLEN, VA. (October 12, 2006) - Saxon Capital, Inc. (“Saxon”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), today announced the securitization by its affiliate, Saxon Asset Securities Company, and the related offering by Saxon Asset Securities Trust 2006-3 (“SAST 2006-3”) of $1.079 billion of notes backed by conforming and non-conforming mortgage loans transferred to the trust in the securitization. The securitization co-lead managers are Morgan Stanley & Co. Incorporated and RBS Greenwich Capital Markets with Credit Suisse serving as co-manager. The notes are offered pursuant to a Prospectus dated April 26, 2006 and Prospectus Supplement dated October 5, 2006.

The notes, which will be characterized as debt for both tax and financial reporting purposes, will represent obligations of SAST 2006-3, a Delaware statutory trust. The assets of the trust will include one group of mortgage loans secured by one-to-four family residential properties. Saxon will use the proceeds from the securitization to provide long-term financing of the mortgage loans and for general corporate purposes.

Securities	Amount	Benchmark	Spread/ Margin	Coupon	Ratings: Moody’s/S&P
A-1	$491,450,000	1 Month LIBOR	0.06%	L + 0.06%	Aaa/AAA
A-2	$110,900,000	1 Month LIBOR	0. 11%	L + 0.11%	Aaa/AAA
A-3	$192,000,000	1 Month LIBOR	0. 17%	L + 0. 17%	Aaa/AAA
A-4	$66,395,000	1 Month LIBOR	0. 24%	L + 0. 24%	Aaa/AAA
M-1	$43,450,000	1 Month LIBOR	0. 31%	L + 0. 31%	Aa1/AA+
M-2	$39,600,000	1 Month LIBOR	0.32%	L + 0. 32%	Aa2/AA+
M-3	$24,200,000	1 Month LIBOR	0. 34%	L + 0. 34%	Aa3/AA
M-4	$23,100,000	1 Month LIBOR	0. 38%	L + 0. 38%	A1/AA-
M-5	$20,900,000	1 Month LIBOR	0. 40%	L + 0. 40%	A2/A+
M-6	$18,700,000	1 Month LIBOR	0. 46%	L + 0. 46%	A3/A
B-1	$20,350,000	1 Month LIBOR	0.80%	L + 0.80%	Baa1/A-
B-2	$17,050,000	1 Month LIBOR	1.05%	L + 1.05%	Baa2/BBB+
B-3	$10,450,000	1 Month LIBOR	2.00%	L + 2.00%	Baa3/BBB
	$1,078,545,000

Copies of the Prospectus and Prospectus Supplement relating to the certificates may be obtained from the Company.

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers. As of June 30, 2006, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $26.4 billion. For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from what is expected. While we believe that our assumptions and expectations are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect actual results. In particular, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our shareholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results generally are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2005, a copy of which may be obtained from us without charge. You should not place undue reliance on our forward-looking statements, which speak only as of the date of this press release. Unless legally required, we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or otherwise.